Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Karin Taylor, (408) 772-8279
karin.h.taylor@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2025 FINANCIAL RESULTS
Fiscal Q4 2025 Highlights
▪Revenue of $2.44 billion
▪GAAP diluted earnings per share (EPS) of $2.24; non-GAAP diluted EPS of $2.59
▪Cash flow from operations of $508 million and free cash flow of $425 million
▪Declared cash dividend of $0.72 per share

Fiscal Year 2025 Highlights
▪Revenue of $9.10 billion
▪GAAP diluted EPS of $6.77; non-GAAP diluted EPS of $8.10
▪Cash flow from operations of $1.1 billion and free cash flow of $818 million
▪Returned $600 million to shareholders through dividends

FREMONT, CA – July 29, 2025 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a leading innovator of mass-capacity data storage, today reported financial results for its fiscal fourth quarter and fiscal year ended June 27, 2025.

"Seagate’s strong FQ4 performance underscores our commitment to profitable growth, marked by a 30% year-over-year revenue increase, record gross margin, and non-GAAP EPS expanding to the top of our guidance range. These achievements reflect the structural enhancements we’ve implemented in our business and ongoing demand strength from cloud customers for our high-capacity drives," said Dave Mosley, Seagate’s chief executive officer.

"We continue to execute our areal density-leading HAMR product qualifications and ramp plans, positioning Seagate to address customer demand growth for mass data storage across the cloud and at the edge. We are confident in our ability to create exceptional value for our customers and shareholders over the long-term," Mosley concluded.

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ4 2025	FQ4 2024	FQ4 2025	FQ4 2024
Revenue ($M)	$2,444	$1,887	$2,444	$1,887
Gross Margin	37.4%	31.8%	37.9%	30.9%
Operating Margin	23.2%	16.6%	26.2%	17.3%
Net Income ($M)	$488	$513	$556	$222
Diluted Earnings Per Share	$2.24	$2.39	$2.59	$1.05

Annual Financial Results

	GAAP		Non-GAAP
	FY 2025	FY 2024	FY 2025	FY 2024
Revenue ($M)	$9,097	$6,551	$9,097	$6,551
Gross Margin	35.2%	23.4%	35.8%	25.5%
Operating Margin	20.8%	6.9%	23.4%	10.3%
Net Income ($M)	$1,469	$335	$1,733	$272
Diluted Earnings Per Share	$6.77	$1.58	$8.10	$1.29

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

During the fiscal fourth quarter, the Company generated $508 million in cash flow from operations, $425 million in free cash flow and paid cash dividends of $153 million. For fiscal year 2025, the Company generated $1.1 billion in cash flow from operations, $818 million in free cash flow, and returned $600 million of capital to shareholders through its quarterly dividend. Additionally, the Company strengthened its balance sheet position, reducing its overall debt by approximately $147 million during the fiscal fourth quarter and $684 million during fiscal year 2025, exiting the fiscal year with total debt of $5.0 billion. As of the end of the fiscal year, cash and cash equivalents totaled $891 million, and there were 213 million ordinary shares issued and outstanding.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the "Board") declared a quarterly cash dividend of $0.72 per share, which will be payable on October 9, 2025 to shareholders of record as of the close of business on September 30, 2025. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal first quarter 2026 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal first quarter 2026:
•Revenue of $2.50 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $2.30, plus or minus $0.20

Our fiscal first quarter guidance includes:
•The estimated impact from the Pillar Two framework for the global minimal tax that is effective starting fiscal year 2026 in major jurisdictions that the Company operates;
•The estimated net dilutive impact from the Exchangeable Senior Notes due 2028; and
•Minimal expected impact from global tariff policies announced as of the date of this release.

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.23 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal first quarter 2026 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, net (gain) loss from debt transactions, purchase order cancellation fees, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal first quarter 2026 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 2:00 PM PT / 5:00 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology is a leading innovator of mass-capacity data storage. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud. To learn more about how Seagate leads storage innovation, visit www.seagate.com and our blog, or follow us on X, Facebook, LinkedIn, and YouTube.

© 2025 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release and our other communications regarding our quarterly financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods, including the fiscal first quarter 2026; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company, including uncertainty related to tariffs, trade restrictions, or evolving global trade policy; expectations regarding market demand for the Company’s products, our visibility into such demand and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s financial and operational performance, including our ability to deliver profitable growth; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based Mozaic products; our ability to successfully integrate acquisitions with our existing business; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending October 3, 2025 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 27, 2025	June 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$891	$1,358
Accounts receivable, net	959	429
Inventories, net	1,440	1,239
Other current assets	363	306
Total current assets	3,653	3,332
Property, equipment and leasehold improvements, net	1,657	1,614
Goodwill	1,221	1,219
Deferred income taxes	1,066	1,037
Other assets, net	426	537
Total Assets	$8,023	$7,739
LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$1,604	$1,786
Accrued employee compensation	352	106
Accrued warranty	60	74
Current portion of long-term debt	—	479
Accrued expenses	632	654
Total current liabilities	2,648	3,099
Long-term accrued warranty	77	75
Other non-current liabilities	756	861
Long-term debt, less current portion	4,995	5,195
Total Liabilities	8,476	9,230
Total Shareholders’ Deficit	(453)	(1,491)
Total Liabilities and Shareholders’ Deficit	$8,023	$7,739

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	For the Three Months Ended		For the Fiscal Years Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024

Revenue	$2,444	$1,887	$9,097	$6,551

Cost of revenue	1,530	1,287	5,897	5,015
Product development	179	158	724	654
Marketing and administrative	154	131	561	460
Restructuring and other, net	13	(3)	25	(30)
Total operating expenses	1,876	1,573	7,207	6,099

Income from operations	568	314	1,890	452

Interest income	6	7	25	15
Interest expense	(75)	(82)	(321)	(332)
Net gain from termination of interest rate swap	—	—	—	104
Net gain from business divestiture	—	313	8	313
Net loss from debt transactions	(3)	—	(7)	(29)
Other, net	(4)	(14)	(82)	(78)
Other (expense) income, net	(76)	224	(377)	(7)

Income before income taxes	492	538	1,513	445
Provision for income taxes	4	25	44	110
Net income	$488	$513	$1,469	$335

Net income per share:
Basic	$2.30	$2.44	$6.93	$1.60
Diluted	$2.24	$2.39	$6.77	$1.58
Number of shares used in per share calculations:
Basic	212	210	212	209
Diluted	218	215	217	212

Cash dividends declared per ordinary share	$0.72	$0.70	$2.86	$2.80

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	For the Fiscal Years Ended
	June 27, 2025	June 28, 2024
OPERATING ACTIVITIES
Net income	$1,469	$335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	251	264
Share-based compensation	200	127
Net loss from debt transactions	7	7
Net gain from business divestiture	(8)	(313)
Deferred income taxes	(8)	78
Other non-cash operating activities, net	137	34
Changes in operating assets and liabilities:
Accounts receivable, net	(513)	192
Inventories, net	(201)	(99)
Accounts payable	(242)	227
Accrued employee compensation	207	6
BIS settlement penalty	(60)	(45)
Accrued expenses, income taxes and warranty	(95)	(138)
Other assets and liabilities	(61)	243
Net cash provided by operating activities	1,083	918
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(265)	(254)
Proceeds from the sale of assets	1	40
Proceeds from sale of investments	51	14
Proceeds from business divestiture	25	326
Cash used in acquisition of businesses, net of cash acquired	(88)	—
Net cash (used in) provided by investing activities	(276)	126
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,078)	(1,288)
Proceeds from issuance of long-term debt	400	1,500
Dividends to shareholders	(600)	(585)
Taxes paid related to net share settlement of equity awards	(54)	(38)
Proceeds from issuance of ordinary shares under employee stock plans	72	66
Other financing activities, net	(14)	(128)
Net cash used in financing activities	(1,274)	(473)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	1
(Decrease) increase in cash, cash equivalents and restricted cash	(467)	572
Cash, cash equivalents and restricted cash at the beginning of the year	1,360	788
Cash, cash equivalents and restricted cash at the end of the year	$893	$1,360

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are used by management to evaluate the business and provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that the Company believes are not part of the Company's ongoing operations and not indicative of its core operating results.
These non-GAAP financial measures are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP Gross Profit	$914	$600	$3,200	$1,536
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	13
Purchase order cancellation fees	(5)	(26)	(9)	87
Restructuring and other, net[1]	3	—	13	—
Share-based compensation	14	9	51	32
Other charges	—	—	—	2
Non-GAAP Gross Profit	$926	$583	$3,255	$1,670

GAAP Gross Margin	37.4%	31.8%	35.2%	23.4%
Non-GAAP Gross Margin	37.9%	30.9%	35.8%	25.5%

GAAP Operating Expenses	$346	$286	$1,310	$1,084
Acquisition-related charges	(2)	—	(7)	—
Restructuring and other, net[1]	(13)	3	(25)	30
Share-based compensation	(45)	(29)	(149)	(95)
Other charges	—	(4)	(1)	(26)
Non-GAAP Operating Expenses	$286	$256	$1,128	$993

GAAP Income From Operations	$568	$314	$1,890	$452
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	13
Acquisition-related charges	2	—	7	—
Purchase order cancellation fees	(5)	(26)	(9)	87
Restructuring and other, net[1]	16	(3)	38	(30)
Share-based compensation	59	38	200	127
Other charges	—	4	1	28
Non-GAAP Income From Operations	$640	$327	$2,127	$677

GAAP Operating Margin	23.2%	16.6%	20.8%	6.9%
Non-GAAP Operating Margin	26.2%	17.3%	23.4%	10.3%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP Net Income	$488	$513	$1,469	$335
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	13
Acquisition-related charges	2	—	7	—
Net gain from business divestiture	—	(313)	(8)	(313)
Net gain from termination of interest rate swap	—	—	—	(104)
Net loss from debt transactions	3	—	7	29
Purchase order cancellation fees	(5)	(26)	(9)	87
Restructuring and other, net[1]	16	(3)	38	(30)
Share-based compensation	59	38	200	127
Strategic investment losses or impairment charges	—	8	53	51
Other charges	—	4	1	28
Income tax adjustments	(7)	1	(25)	49
Non-GAAP Net Income	$556	$222	$1,733	$272

GAAP Diluted Net Income Per Share	$2.24	$2.39	$6.77	$1.58
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	—	—	0.06
Acquisition-related charges	0.01	—	0.03	—
Net gain from business divestiture	—	(1.46)	(0.04)	(1.48)
Net gain from termination of interest rate swap	—	—	—	(0.49)
Net loss from debt transactions	0.01	—	0.03	0.14
Purchase order cancellation fees	(0.02)	(0.12)	(0.04)	0.41
Restructuring and other, net[1]	0.07	(0.01)	0.18	(0.14)
Share-based compensation	0.27	0.18	0.92	0.60
Strategic investment losses or impairment charges	—	0.04	0.24	0.24
Other charges	—	0.02	—	0.13
Income tax adjustments	(0.03)	—	(0.12)	0.23
Non-GAAP diluted share count adjustments[2]	0.04	0.01	0.13	0.01
Non-GAAP Diluted Net Income Per Share[2]	$2.59	$1.05	$8.10	$1.29

Shares Used In Diluted Net Income Per Share Calculation
GAAP	218	215	217	212
Non-GAAP diluted share count adjustments[2]	(3)	(3)	(3)	(1)
Non-GAAP	215	212	214	211

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	June 27, 2025	June 28, 2024	June 27, 2025	June 28, 2024
GAAP Net Cash Provided by Operating Activities	$508	$434	$1,083	$918
Acquisition of property, equipment and leasehold improvements	(83)	(54)	(265)	(254)
Free Cash Flow	$425	$380	$818	$664

	For the Three Months Ended
	June 27, 2025	March 28, 2025	December 27, 2024	September 27, 2024	Last Twelve Months
GAAP Net Income	$488	$340	$336	$305	$1,469
Depreciation and amortization	61	63	63	64	251
Interest expense	75	77	84	85	321
Interest income	(6)	(4)	(8)	(7)	(25)
Income tax expense	4	15	14	11	44
Non-GAAP EBITDA	622	491	489	458	2,060

Acquisition-related charges	2	5	—	—	7
Net gain from business divestiture	—	(8)	—	—	(8)
Net loss from debt transactions	3	4	—	—	7
Purchase order cancellation fees	(5)	(3)	—	(1)	(9)
Restructuring and other, net[1]	16	20	1	1	38
Share-based compensation	59	54	49	38	200
Strategic investment losses or impairment charges	—	—	52	1	53
Other charges	—	—	—	1	1
Non-GAAP Adjusted EBITDA	$697	$563	$591	$498	$2,349

_____________________________________
1 The Company recorded $16 million of restructuring charges in the three months ended June 27, 2025, of which $3 million was recorded to Cost of revenue and $13 million was recorded to Restructuring and other, net, within Operating expenses. During fiscal year 2025, the Company recorded $38 million of restructuring charges, of which $13 million was recorded to Cost of revenue and $25 million was recorded to Restructuring and other, net, within Operating expenses.
2 For the three and twelve months ended June 27, 2025, and the three and twelve months ended June 28, 2024, non-GAAP shares used in diluted net income per share calculation excluded approximately 3 million, 3 million, 3 million and 1 million shares, respectively, that are issuable upon conversion of our 2028 exchangeable senior notes using the if-converted method. This is because these dilutive effects are expected to be offset partially or in full by the capped call transactions entered by the Company in conjunction with the issuance of our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company's ordinary shares upon the conversion.

The Company’s Non-GAAP measures are adjusted for the following items:
Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company's operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Acquisition-related charges
Acquisition-related charges are primarily related to transaction and integration costs. These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company's operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain from business divestiture
From time to time, the Company records net gains from the sale of businesses. The pre-tax net gain of $313 million recorded during the quarter ended June 28, 2024 was related to the sale of System-on-Chip Operations. These net gains are excluded in the non-GAAP measures because they are not indicative of the Company's operating performance. The Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain/loss from debt transactions and termination of interest rate swap
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments and termination of related interest rate swap agreements. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt and/or termination of interest rate swap. The Company does not believe these are part of its normal operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges are inconsistent in amount and frequency. The Company does not believe these are part of its normal operating expenses. Exclusion of these amounts provides a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities, inventory write down related to discontinued product lines and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s normal or ongoing operating performance and consequently the Company excludes these expenses to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment gains, losses and impairment charges
From time to time, the Company incurs gains, losses or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered normal operating expenses or gains. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.

Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded to provide a supplemental view to investors to evaluate the Company's current operating performance compared to past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.
Non-GAAP diluted share count adjustments
Using the if-converted method, diluted net income per share is calculated assuming that the excess value above the principal of the 2028 exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Non-GAAP shares used in diluted net income per share calculation excluded certain dilutive shares, which are expected to be offset partially or in full by the capped call transactions entered by the Company in conjunction with our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company’s ordinary shares upon the conversion.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income (loss) before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net loss (gain) from debt transactions, net gain from termination of interest rate swap, net gain from business divestiture, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses or impairment charges, other extraordinary charges such as factory underutilization charges. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.